Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the registration statements (No. 333-264284) on Form S-8 and (No. 333-271423) on Form S-3 of our report dated March 16, 2023, with respect to the consolidated financial statements of SES AI Corporation.

/s/ KPMG LLP

Boston, Massachusetts

February 27, 2024